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                                                                                                       EXHIBIT 11.01


                                            COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                             THREE MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,                       MARCH 31,
                                                  --------------------------             --------------------------
                                                    1996              1995                 1997              1996
                                                  --------          --------             --------          --------
                                                                                        (Unaudited)       (Unaudited)
PRIMARY EARNINGS
   Net (loss).................................    (561,307)         (653,506)            (150,638)         (120,486)

Shares
   Weighted average number of
     common shares outstanding................   1,380,000         1,380,000            1,380,000         1,380,000

Primary earnings per common share:
   Net income.................................       (0.41)            (0.47)               (0.11)            (0.09)
                                                     ------            ------               ------            ------
                                                     ------            ------               ------            ------

FULLY DILUTED EARNINGS
   Net income.................................    (561,307)         (653,506)            (150,638)         (120,486)

Shares
   Weighted average number of
     common shares outstanding................   1,380,000         1,380,000            1,380,000         1,380,000

Fully diluted earnings per common share:
   Net income.................................       (0.41)            (0.47)               (0.11)            (0.09)
                                                     ------            ------               ------            ------
                                                     ------            ------               ------            ------

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